Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of China Shuangji Cement Ltd., a Nevada corporation (the "Company"), on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), Jun Song, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 15, 2010

/s/ Jun Song

 Jun Song, Chief Executive Officer
(Principal Executive Officer)